Bellicum Pharmaceuticals Leases Space for Pilot Manufacturing Facility

HOUSTON, TX – May 8, 2015 – Bellicum Pharmaceuticals, Inc. (Nasdaq: BLCM), a clinical stage biopharmaceutical company focused on discovering and developing novel cellular immunotherapies, today announced that it has entered into a lease agreement to enable in-house cell therapy manufacturing to supply clinical trials. The additional 27,000 square feet will be located in the Company’s current headquarters building adjacent to the Texas Medical Center in Houston.

“Bringing manufacturing in-house allows us to build upon our process and assay development expertise and streamline the production of our cell therapy product candidates, under our full control,” said Tom Farrell, Bellicum’s President and Chief Executive Officer. “The planned facility is intended to provide study drug for clinical studies of BPX-501 and to support the development of our expanding pipeline of TCR and CAR-T adoptive cell therapy product candidates.”

About Bellicum Pharmaceuticals
Bellicum is a clinical stage biopharmaceutical company focused on discovering and developing novel cellular immunotherapies for various forms of cancer, including hematological cancers and solid tumors, as well as orphan inherited blood disorders. The Company is using its proprietary Chemical Induction of Dimerization, or CID, technology platform to engineer and control components of the immune system in real time. Bellicum is developing next-generation product candidates in some of the most important areas of cellular immunotherapy, including hematopoietic stem cell transplantation, or HSCT, CAR T cell therapy, and dendritic cell vaccines.
Forward-Looking Statement
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Bellicum may, in some cases, use terms such as "predicts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the timing of our clinical trials and of our research and development activities relating to BPX-501 and our expectations regarding our other programs. Various factors may cause differences between Bellicum’s expectations and actual results as discussed in greater detail in Bellicum’s filings with the Securities and Exchange Commission, including without limitation our annual report on Form 10-K for the year ended December 31, 2014. Any forward-looking statements that Bellicum makes in this press release speak only as of the date of this press release. Bellicum assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

CONTACTS:

Investors

Alan Musso, CFO
Bellicum Pharmaceuticals
832-384-1116
amusso@bellicum.com

or

Media
Brad Miles
BMC Communications
646-513-3125
bmiles@bmccommunications.com